SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015 (June 2, 2015)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9272 Olive Boulevard
St. Louis, Missouri   63132
(Address of principal executive offices)

(401) 400-0028
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On June 2, 2015, we executed an Asset Purchase Agreement (the "Agreement") with St Louis based SirenGPS, Inc., a Delaware corporation ("SirenGPS"), to acquire the software and intellectual property that form the basis of the SirenGPS emergency management software as a service (SaaS) platform. The Agreement transfers ownership of the SirenGPS emergency management software application, trademark, copyright and related intellectual property to us in exchange for a $6,500,000 note. The note carries a zero interest rate and is convertible at the option of SirenGPS into our restricted Series B Preferred shares at sixteen cents per Series B Preferred Share. This represents a common share price of $0.0008, a 400% premium over the closing price on June 1, 2015 the trading day prior to the day the agreement was executed.  Siren GPS is owned and controlled by our president and principal shareholder Paul Rauner.

ITEM 7.01                          FD DISCLOSURE

On June 2, 2015 we issued a press release announcing the execution of an Asset Purchase agreement with St Louis based SirenGPS, Inc., a Delaware corporation to acquire the software and intellectual property that form the basis of the SirenGPS emergency management software as a service (SaaS) platform.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Asset Agreement with SirenGPS, Inc.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HDS International Corp.

Date:	June 3, 2015	By:	PAUL RAUNER
		Name:	Paul Rauner
		Title:	President